UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

TRUETT-HURST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 9, 2015

Dear Fellow Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Truett-Hurst’s corporate offices at the VML Winery located at 4035 Westside Road, Healdsburg, CA, 95448, on November 20, 2015 at 10:00 a.m., Pacific Standard Time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.

The proxy statement, proxy card and the 2015 annual report to stockholders are available at http://www.astproxyportal.com/ast/18382/ and may also be accessed through our website at www.truetthurstinc.com under the “Investor Relations” section. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We hope you’ll join us at the Annual Meeting.

Sincerely,

[e-signature for Mr. Hurst]

Phillip L. Hurst

Chief Executive Officer, Director and
Chairman of the Board of Directors

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TRUETT-HURST, INC.

4035 Westside Road

Healdsburg, California 95448

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at Truett-Hurst’s corporate offices at the VML Winery located at 4035 Westside Road, Healdsburg, CA, 95448, on November 20, 2015 at 10:00 a.m., Pacific Standard Time.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	To re-elect our two Class III directors, John D. Fruth and James F. Verhey, of Truett-Hurst, Inc.

2.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

These items of business are more fully described in the attached Proxy Statement. Only holders of our Class A common stock, Class B common stock or holders of restricted Class A common stock of record at the close of business on September 30, 2015 are entitled to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

[e-signature for Mr. Forgue]

Paul Forgue

Chief Financial Officer, Chief Operations Officer and Acting Corporate Secretary

Healdsburg, California

October 9, 2015

Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Each stockholder will need to bring a proof of ownership and valid picture identification, such as a driver’s license or passport, for admission to the annual meeting. Street name holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting, and all cellular phones must be silenced during the annual meeting. We realize that many cellular phones have built-in digital cameras, and, while these phones may be brought into the annual meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

[e-signature for Mr. Forgue]

Paul Forgue

Chief Financial Officer, Chief Operations Officer and Acting Corporate

Secretary

October 9, 2015

Healdsburg, California

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on November 20, 2015

This Proxy Statement and our Annual Report to Stockholders are available on-line at www.truetthurstinc.com.

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TABLE OF CONTENTS

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TRUETT-HURST, INC.

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on November 20, 2015

This proxy statement contains information relating to our Annual Meeting of Stockholders to be held on November 20, 2015 beginning at 10:00 a.m. Pacific Standard Time, at Truett-Hurst’s corporate offices at the VML Winery located at 4035 Westside Road, Healdsburg, CA, 95448, and at any postponements or adjournments of the annual meeting. Your proxy for the annual meeting is being solicited by our Board of Directors.

Availability of Proxy Materials

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about October 9, 2015, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the annual meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the annual meeting who have properly requested paper copies of such materials, within three business days of such request.

This proxy statement and our 2015 Annual Report, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, are available at www.truetthurstinc.com. This website contains the following documents: the Notice, the proxy statement and proxy card sample, and the 2015 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on November 20, 2015:

The proxy statement and annual report to stockholders are available at: www.truetthurstinc.com

About the Annual Meeting and Voting

Purposes - At the Annual Meeting, you will be asked:

1.	To re-elect John D. Fruth and James F. Verhey as Class III directors of Truett-Hurst, Inc.

2.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending June 30, 2016;

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Record Date; Stockholders Entitled to Vote - Only holders of record of our Class A common stock, Class B common stock or Class A restricted common stock at the close of business on September 30, 2015 will be entitled to vote at the Annual Meeting or any adjournment thereof. Each share of common stock will be entitled to one vote. As of September 30, 2015, 4,010,120, shares of our Class A common stock, 8 shares of our Class B common stock and 74,463 restricted stock award units were outstanding and entitled to vote. Holders of our Class A common stock, Class B common stock and Class A restricted common stock will vote as a single class on all matters discussed in this proxy statement.

Quorum - A majority of the voting power of the outstanding shares of Class A common stock, Class B common stock and Class A restricted common stock are entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the Annual Meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes,” if any, will be counted as present for purposes of determining a quorum.

Vote Required – The following proposals require your vote:

For Proposal No. 1, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the nominees receiving the highest number of “FOR” votes will be elected. If stockholders withhold their votes, including brokers holding their clients’ shares of record who cause withheld votes to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether a quorum is present. Withheld votes and broker non-votes (as defined below) will not be treated as votes cast with regard to Proposal No. 1.

For Proposal No. 2, the affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the ratification of the selection of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the year ending June 30, 2016. Abstentions will have the same effect as voting against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent auditors, and thus broker non-votes are generally not expected to result from the vote on Proposal 2. Accordingly, any broker non-votes would not have any effect on the outcome of this proposal.

A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes.

Dissenters’ Rights - No dissenters’ rights are provided under the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws with respect to any of the proposals described in this Proxy Statement.

Board Recommendation - Your Board of Directors has unanimously approved and recommends that an affirmative vote be cast “FOR” each directors standing for re-election, and “FOR” the ratification of the selection of Burr Pilger Mayer, Inc., as our independent registered public accounting firm.

Voting Your Shares - If you are a registered stockholder, you may submit your proxy by U.S. Mail, internet or telephone and following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by internet or telephone is 11:59 a.m. Pacific Time the day before the Annual Meeting date. The designated proxy will vote according to your instructions. You may also attend the annual meeting and vote in person.

If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote by internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares.

If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board of Director’s recommendations specified below and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the annual meeting.

Changing Your Vote by Revoking Your Proxy - If you are a registered stockholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Secretary either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the annual meeting in person, you may ask the judge of elections to suspend your proxy holder’s power to vote and you may submit another proxy or vote by ballot. Your attendance at the annual meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Truett-Hurst, Inc.

P.O. Box 1532

Healdsburg, CA, 95448

Attention: Corporate Secretary

Voting in Person

Broker Non-Votes - Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted on a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. We urge you to provide instructions to your broker so that your votes may be counted on this important matter.

Adjournment of Annual Meeting

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.

Assistance

If you need assistance in voting over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact Investor Relations at 707.431.4423 or ir@truetthurstinc.com or write to: Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, Attention: Investor Relations.

Implications of being an “emerging growth company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of our initial public offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSAL NO. 1– RE-ELECTION OF DIRECTORS

Our Bylaws provide that our Board shall be comprised of not less than five nor more than nine directors, with the exact number to be fixed by resolution of the Board. The Board is currently comprised of eight directors. The Board sets its size so that the Board will possess, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives and to maintain a sufficient number of independent directors.

Pursuant to our Certificate of Incorporation, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, the terms of which expire alternately over a three-year period. At each Annual Meeting of Stockholders, successors to directors whose terms expire at that meeting shall be elected for three-year terms. Our Board is currently divided into the following classes: Class I directors consist of Mr. H. Dolan and Mr. Graham; Class II directors consist of Mr. Hurst, Mr. P. Dolan, III, Mr. Carroll, and Mr. Benedetti; and Class III directors consist of Mr. Fruth and Mr. Verhey.

Based on the recommendation of the Nominating and Governance Committee, the Board has resolved and nominated our two Class III directors, Mr. Fruth and Mr. Verhey, for re-election to the Board. The Board believes that the re-election of Mr. Fruth and Mr. Verhey is important to the future success of our company and is in the best interests of all of our stockholders. Information regarding the business experience of each nominee and the particular experience, qualifications, attributes, or skills that qualify that person to serve as a director of the Company is provided below.

Class I and Class II directors will stand for re-election or election at the 2016 and 2017 annual meetings of stockholders, respectively. Unless otherwise provided by law, any vacancy on the Board of Directors, including a vacancy created by an increase in the authorized number of directors, may only be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum. Any director elected in accordance with the preceding sentence shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or his or her earlier death, resignation or removal.

If elected at the Annual Meeting, each nominee would serve for three years and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If either nominee is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board of Directors does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board of Directors to fill the vacancy. In the alternative, the stockholders may vote for just the remaining nominee, leaving a vacancy that may be filled at a later date by the Board of Directors. Alternatively, the Board of Directors may reduce the size of the Board of Directors.

Criteria for Nomination to the Board

Director Qualifications

There are no specific, minimum qualifications that the Board shall require to be met by a director nominee recommended for membership on the Board, nor are there any specific qualities or skills that are necessary for one or more of the Company’s directors to possess, other than as are necessary to meet any requirements under rules and regulations (including any stock exchange rules) applicable to the Company. Notwithstanding the foregoing, the Nominating and Governance Committee assessment of the nominees included consideration of the following minimum qualifications:

•	nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;

•	nominees must be highly accomplished in their respective field, with superior credentials and recognition;

•	nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;

•	nominees must have sufficient time and availability to devote to the affairs of the Company;

•	nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other Boards; and

•	nominees must, to the extent such nominee serves or has previously served on other Boards, demonstrate a history of actively contributing at Board meetings.

The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Nominating and Governance Committee believes that the candidate will make an exceptional contribution to us and our stockholders. The Nominating and Governance Committee considers diversity in evaluating candidates for director with respect to the contribution that individual diversity of professional skills and experiences makes to overall Board effectiveness Certain information is given below for the nominees for directors, directors standing for re-election and for each director whose term of office will continue after the Annual Meeting.

Process for Identifying and Evaluating Director Nominees

The Board of Directors delegates the selection and nomination process to the Nominating and Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Governance Committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Governance Committee deems to be helpful to identify candidates. The Nominating and Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Governance Committee deems to be helpful in the evaluation process. The Nominating and Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Re-election of Class III Directors

In alphabetical order, the names of the nominees for re-election as Class III directors at the Annual Meeting, and certain information about them, including their ages, are included below:

Name	Age	Principal Position	Director Since
John D. Fruth (1)(2)	71	Director	2013
James F. Verhey (1)(3)	68	Director	2013

__________________________

(1) Audit Committee member

(2) Nominating and Governance Committee member

(3) Compensation Committee member

John D. Fruth. John D. Fruth has worked in the health care industry for over 35 years.  He founded Ocular Sciences in 1983 and served as the company’s Chairman and Chief Executive Officer until 2002 and continued to serve as its Chairman until the company’s acquisition by The Cooper Companies in 2005.  Mr. Fruth then served on the Board of Directors and Compensation Committee of The Cooper Companies until 2007.  Currently, Mr. Fruth serves on the Board of Directors and Compensation Committee of Nitinol Development Corporation (2008-Present) and the Board of Directors of the Fruth Family Foundation (2004-Present).  Mr. Fruth attended St. Johns University from 1962 to 1964. Mr. Fruth has served as a Director of Truett-Hurst, Inc. since 2013.  The Nominating and Governance Committee and Board selected Mr. Fruth to serve on our Board of Directors due to his experience in executive management oversight, finance and accounting matters and board practices of other corporations.

James F. Verhey. James F. Verhey was the Executive Vice President and Chief Financial Officer of Kaiser Ventures, LLC (1993 – 2014), formerly Kaiser Steel Corporation. He is also the founder and Chief Executive Officer of Verhey Advisors (2001 – Present) and Premiere Viticultural Services (2001 – Present). Mr. Verhey was one of the original Managing Directors of Silverado WineGrowers (1997 – 2012), which owned and operated 14 premium vineyards in California. He was a Director of the Napa Valley Grapegrowers (2006 – 2011) and is currently a Director of the Oak Knoll District of Napa Valley Appellation (2009 – Present) and a Trustee of the Land Trust of Napa County (2011 – Present). Mr. Verhey received his Bachelor of Arts in Math and Economics from Stanford University in 1969 and his Master of Business Administration from the University of California-Los Angeles in 1974. He has served as a director of Truett-Hurst, Inc. since 2013. The Nominating and Governance Committee and Board selected Mr. Verhey to serve on our Board of Directors due to his experience in accounting, executive management oversight, and Board practices of other corporations.

Directors Continuing In Office (Class I and Class II)

In alphabetical order, below are the names of our current presiding directors and certain information about them, including their ages:

Name	Age	Principal Position	Director Since
Marcus Bendetti (2)	40	Director	2014
Daniel A. Carroll (1)(3)	55	Director	2013
Heath E. Dolan, III	40	Director	2013
Paul E. Dolan, III	62	Director	2013
Barrie Graham (2)(3)	67	Director	2013
Philip L. Hurst	52	President, Chief Executive Officer and Director	2013

__________________________

(1) Audit Committee member
(2) Compensation Committee member
(3) Nominating and Governance Committee member

Marcus Benedetti. Mr. Benedetti is President and Chief Executive Officer of Clover Stornetta Farms Inc. (“Clover”). Clover is a leading manufacturer and distributor of milk and dairy products in California, Nevada, and Arizona, known for sustainable agricultural practices and non-GMO, non-RBST products. Mr. Benedetti joined Clover in 2000 and was named CEO and a Board Member in 2006. Mr. Benedetti serves as a Board member of the Association of Independent Dairies of America, the Dairy Institute of California, and as an honorary advisory Board member for the UC Davis Agriculture Sustainability Institute, Community Foundation of Sonoma County and Social Advocates for Youth.  Mr. Benedetti holds a Business of Administration degree from the University of Alaska. The Nominating and Governance Committee selected Mr. Benedetti to serve on our Board of Directors due to his wealth of knowledge and experience developing, producing and selling consumer products to retailers in the western United States.

Daniel A. Carroll. Dan Carroll served as a partner/managing director of TPG Capital L.P. from 1995 to present.  He has served on the Board of Directors of Shenzhen Development Bank (China) (2005-2010), Myer Department Stores, Ltd (Australia) (2006-2009), Bank Thai, Ltd (Thailand) (2007-2009) and Healthscope Australia (2010-2011).  Mr. Carroll received a Bachelor of Arts from Harvard University in 1982 and a Master of Business Administration from Stanford University Graduate School of Business in 1986. Dan has served as a managing member of H.D.D. LLC (“LLC”) and a Director of Truett-Hurst, Inc. since 2012.  The Nominating and Governance Committee selected Mr. Carroll to serve on our Board of Directors due to his extensive experience in executive management oversight, private equity, capital markets and transactional matters.

Heath E. Dolan. Heath E. Dolan has 16 years of experience in the wine business. In his past employment he managed the cellar operations for Fetzer Vineyards (1996 – 2002), with 12 million gallons of wine storage and 4 million cases of bottling. Mr. Dolan developed, implemented and manages a wine storage partnership, Premium Wine Storage, in Santa Rosa, California (2001 – Present). Mr. Dolan is also a partner and manager of 210 acres of premium wine grapes in Mendocino (2000 – Present). Mr. Dolan has a Bachelor of Science in enology from the University of California-Fresno. He has served as a managing member of the LLC since 2010 and a Director of Truett-Hurst, Inc. since 2012. The Nominating and Governance Committee and Board selected Mr. Dolan to serve on our Board of Directors due to his extensive knowledge of our business gained as one of our founders, his experience in growing grapes and wine storage techniques, and his educational background in enology. Mr. Dolan is the son of Paul E. Dolan III, a director for Truett-Hurst, Inc.

Paul E. Dolan, III. Paul E. Dolan, III has been involved in the wine business since 1975 and is considered the founding father of organics and biodynamic in the California wine industry. Mr. Dolan started his winemaking career with what was then a small winery in Mendocino, Fetzer Vineyards, in 1977 and then helped the Fetzer family grow to one of the premier California wineries, selling over three million cases. Mr. Dolan managed the company as President for the new owners, the Brown-Forman Corporation, from 1992 to 2002. He has served as Chairman of the Wine Institute (1990-2012) and became the first Chairman of the Sustainable Winegrowers Alliance (2002-2003). Mr. Dolan holds a Bachelor of Arts in Finance from the University of Santa Clara and a Master of Science in Enology from the University of California-Fresno. Mr. Dolan is also author of True to Your Roots: Fermenting a Business Revolution. Mr. Dolan has served as a managing member of the LLC since 2010 and a Director of Truett-Hurst, Inc. since 2012.  The Nominating and Governance Committee and Board selected Mr. Dolan to serve on our Board of Directors due to his extensive knowledge of our business, which he gained as one of our founders, as well as his experience in building wine companies and leadership in developing and promoting sustainable farming techniques. Mr. Dolan is the father of Heath E. Dolan, a director for Truett-Hurst, Inc.

Barrie Graham. Barrie Graham has over 25 years of experience in commercial and investment banking. Mr. Graham served as Chief Operating Officer of WR Hambrecht & Co (2011-2013); President, Chief Executive Officer and Director of Exchange Bank (1995-2008), and as a Senior Manager at Wells Fargo (1985-1995). Mr. Graham is a former Director and past-Chairman of the Pacific Coast Banking School at the University of Washington-Seattle (1998-2011, Chairman 2009-2010), a former Director of the California Bankers Association (2004-2008), a former President and Chief Executive Officer of hybridCore Homes (2009-2011). Mr. Graham is Chairman of the Marines Memorial Association in San Francisco; a Director of Empire Law School (2004-Present) and numerous non-profits. Mr. Graham is a former Marine Infantry Officer and has served as a managing member of the LLC since 2011 and a Director of Truett-Hurst, Inc. since 2012. The Nominating and Governance Committee selected Mr. Graham to serve on our Board of Directors due to his experience in executive management oversight, accounting and financial transactions.

Phillip L. Hurst. Phillip L. Hurst began his career in the wine industry in 1985 at Fetzer Vineyards when he was hired by Paul Dolan to help make premium wines and build the brand.  Fetzer Vineyards was sold to the Brown-Forman Corporation in 1992, and Phil left in 1998 to run International Sales and Marketing for Golden State Vintners, Inc. which needed to bolster the senior management team for the launch of its initial public offering.  During his time at Golden State Vintners, Inc. (1998-1999), Mr. Hurst met his future partners in what was to become one of the world’s largest private label beer, wine and spirits companies, Winery Exchange Inc.  As co-founder and Senior Vice President of Sales and Marketing from 1999 to 2007, helped grow the company to over $100 million in sales in less than 10 years. Mr. Hurst sold his stake in the company to partner with his longtime friend and mentor, Paul Dolan, to follow their dream of buying and building super-premium wineries and vineyards in California’s premier appellations. Mr. Hurst has a winemaking degree from University of California-Davis. Mr. Hurst has served as President, Chief Executive Officer and a managing member of the LLC since 2007 and as President, Chief Executive Officer and Director of Truett-Hurst, Inc. since 2012.   The Nominating and Governance Committee and Board selected Mr. Hurst to serve on our Board of Directors due to his extensive knowledge of our operations, competitive challenges and opportunities gained through his position as our President and Chief Executive Officer as well as his extensive experience and education in winemaking.

THE BOARD RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF EACH CLASS III DIRECTOR

Committees and Meetings of the Board of Directors

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and Nominating and Governance Committee which have the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board of Directors and current copies of these charters are posted on our website, http://www.truetthurstinc.com/investor_relations_cg.html. The information on our website is not incorporated by reference and is not part of this Proxy Statement.

Audit Committee

Our Audit Committee is composed of Daniel A. Carroll, John D. Fruth, and James F. Verhey. All are non-employee members of our Board of Directors. James F. Verhey is our Audit Committee chairman and is considered our “Audit Committee financial expert,” as currently defined under the SEC and NASDAQ rules. Our Board of Directors has determined that Mr. Carroll, Mr. Fruth and Mr. Verhey are independent within the meaning of the applicable SEC rules and the listing standards of NASDAQ.

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates; and will annually review the Audit Committee charter and the committee’s performance. The Audit Committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

Compensation Committee

Our Compensation Committee is composed of Marcus Bendetti, Barrie Graham, and James F. Verhey. Barrie Graham is our Compensation Committee chairman.

Our Compensation Committee reviews and recommends policies relating to the compensation and benefits of our officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and makes recommendations to the Board of Directors regarding compensation of these officers based on such evaluations. The Compensation Committee will administer the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Daniel A. Carroll, John D. Fruth and Barrie Graham and Daniel A. Carroll is our Nominating and Governance committee chairman. Our Nominating and Governance Committee is responsible for making recommendations regarding candidates for directorships and the size and the composition of our Board of Directors. In addition, the Nominating and Governance Committee is responsible for overseeing our corporate governance principles and making recommendations concerning governance matters. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

The Nominating and Governance Committee’s purpose is to monitor and oversee matters of corporate governance, including the evaluation of the Board of Directors’ performance and processes and the “independence” of directors, and select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors. The Nominating and Governance Committee identifies director candidates through recommendations made by members of the Board of Directors, management, stockholders and others, including the possibility of a search firm. The Nominating and Governance Committee does consider nominations from its stockholders made pursuant to Section 2.10 of our bylaws. The applicable procedures from Section 2.10 of our bylaws include, but are not limited to, the following. Stockholders wishing to submit nomination recommendations to the Nominating and Governance Committee should review Section 2.10 of our bylaws in their entirety as the below summary is incomplete.

•	Timeliness. To be timely, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than 90 days prior to the date of the annual meeting.

•	Substance of Notice. The stockholder’s notice relating to director nomination(s) must set forth, among other things more fully discussed in Section 2.10 of our bylaws, the following:

o	as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, (iv) a statement whether such person, if elected, intends to tender a resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and

o	as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder.

At a minimum, a Board of Directors nominee should have significant management or leadership experience which is relevant to the Company’s business, as well as personal and professional integrity. The Board of Directors believes it is in the best interest of the Company and its stockholders to identify and select highly-qualified candidates to serve as directors and for the Board of Directors to be comprised of a diverse group of individuals with different backgrounds and perspectives. Recommendations are developed based on the nominee’s own knowledge and experience in a variety of fields, and research conducted by the Company’s staff at the Nominating and Governance Committee’s direction.

Board Meetings and Attendance

There were 5 meetings held by the Board of Directors for the fiscal year ended June 30, 2015. The Audit Committee had 4, the Compensation Committee had 4 meetings and the Nominating & Governance Committee had 2 meetings for the fiscal year ended June 30, 2015. The Board of Directors requires that directors make a reasonable effort to attend the Company’s annual stockholder meeting.

Compensation Committee Interlocks and Insider Participation

Our company was formed as a Delaware corporation on December 10, 2012. Pursuant to a re-organization into a holding corporation structure, we became a holding corporation and our sole asset is a managing member’s equity interest in the LLC. We operate and control all of the businesses and affairs of the LLC and, through the LLC, continue to conduct our business.

None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors. Historically, the following managing members of the LLC participated in deliberations regarding the compensation of the LLC’s executive officers: Phillip L. Hurst, Paul E. Dolan III, Heath E. Dolan, Barrie Graham and Daniel A. Carroll.

Director Compensation

Board Role in Risk Oversight

Our Board of Directors as a whole has responsibility for overseeing our risk management. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team that are designed to provide visibility to the Board of Directors about the identification and assessment of key risks and our risk mitigation strategies. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk. Our Audit Committee also reviews programs for promoting and monitoring compliance with legal and regulatory requirements. Our Compensation Committee evaluates risks arising from our compensation policies and practices. The Audit Committee and the Compensation Committee provide reports to the full Board of Directors regarding these and other matters.

Director Compensation

During fiscal 2015, there were two components of compensation for certain non-management directors: a committee chair fee and a committee member fee. Each fee was paid in restricted stock award units. The following table sets forth the types and amounts of compensation paid to our directors as of June 30, 2015:

Name	Total Compensation (including non-cash) ($)	Non-cash ($)(1)	Cash ($)
(not in thousands)
Marcus Benedetti(2)	$40,000	$40,000	$-
John D. Fruth (3)	$30,000	$30,000	$-
Barrie Graham (4)	$30,000	$30,000	$-
James F. Verhey (5)	$33,750	$33,750	$-

(1)	The compensation amount reflects the aggregrate grant date fair value of the awards in accordance with Accounting Standards Codification (“ASC”) Topic 718 – Stock Compensation.

(2)	As of June 30, 2015, Messrs. Benedetti had 10,527 unvested restricted stock awards which were granted on December 15, 2014, 7,895 vest over a three year period beginning on the date of grant, 2,632 vest over a one year period beginning on the date of grant.

(3)	As of June 30, 2015, Messrs. Fruth had 5,377 unvested restricted stock awards which were granted on December 9, 2013, 1,429 had a vesting period of three years. They were modified on December 15, 2014 to match his board term. These shares vest in full on December 15, 2015. 3,948 were granted on December 15, 2014 and vest over a one year period beginning on the date of the grant.

(4)	As of June 30, 2015, Messrs. Graham had 5,377 unvested restricted stock awards which were granted on December 9, 2013, 1,429 had a vesting period of three years. They were modified on December 15, 2014 to match his board term. These shares vest in full on December 15, 2015. 3,948 were granted on December 15, 2014 and vest over a one year period beginning on the date of the grant.

(5)	As of June 30, 2015, Messrs.Verhey had 6,048 unvested restricted stock awards which were granted on December 9, 2013, 1,607 had a vesting period of three years. They were modified on December 15, 2014 to match his board term. These shares vest in full on December 15, 2015. 4,441 were granted on December 15, 2014 and vest over a one year period beginning on the date of the grant.

We also reimburse directors for all reasonable out of pocket expenses incurred for attending Board and committee meetings.

As of June 30, 2015, the aggregate number of vested and unvested stock awards outstanding was as follows:

	Stock Awards
	Vested	Unvested
John D. Fruth	5,377	5,377
Barrie Graham	5,377	5,377
James F. Verhey	6,048	6,048
Marcus Benedetti	-	10,527

Directors are expected to have a financial stake in the Company to help align the director’s interests with those of the Company’s stockholders. To meet this objective, it is the policy of the Board to have a meaningful portion of the total compensation of non-management directors provided and held in common stock, stock options, restricted stock units or other types of equity-based compensation.

For board services in fiscal 2016, we anticipate that certain non-management directors will receive compensation in the form of equity incentives equal to $10,000 per year of a new director’s term with a matching vesting schedule, a quarterly meeting fee of $2,500 per quarter, and as applicable an annual committee chair fee of $2,500. It is anticipated that we will grant these equity incentives on or around December 15, 2015. The quarterly fees and committee chair fee will have a one year vesting period to match the service period.

Stockholder Communications with the Board of Directors

Stockholders may send communications to our Board of Directors, including any individual director or the directors as a group, by mailing such communications to Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, and Attention: Corporate Secretary. Such correspondence shall be addressed to the Board of Directors or any individual director by either name or title.

All communications received as set forth in the preceding paragraph will be opened by our Acting Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any individual director, our Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the Chief Executive Officer and Chief Financial Officer. These individuals are required to abide by the Code of Business Conduct and Ethics to ensure that its business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of its business. Any waivers of the Code of Business Conduct and Ethics for directors or executive officers must be approved by the Board of Directors. The full text of our Code of Business Conduct and Ethics is published on our website at http://www.truetthurstinc.com/investor_relations_cg.html. We intend to disclose future amendments to, or waivers from, provisions of its Code of Business Conduct and Ethics on our website within four business days following the date of such amendment or waiver.

Executive Compensation

Information concerning Executive Officers

The following table sets forth information as of September 30, 2015 concerning the executive officers of the Company (other than Mr. Hurst, whose biographical information appears in the table under the Election of Directors section above).

Name	Age	Present Office(s) Held In Our Company
Paul Forgue	41	Chief Financial Officer & Chief Operations Officer

Paul Forgue. Paul Forgue joined the Company on June 16, 2014 as our Chief Financial Officer and Chief Operations Officer. Mr. Forgue worked for Alvarez & Marsal from 2003 to 2014.  In the decade Mr. Forgue spent with Alvarez & Marsal he worked with multiple companies in a broad variety of industries from healthcare to manufacturing, specialty retail to luxury car distribution. In 2011 and 2012, Mr. Forgue lived with his family in Asia where he successfully helped build Alvarez & Marsal’s China business and executed engagements throughout the PRC and South East Asia.  Mr. Forgue, who grew up in Oklahoma, has been a resident of Sonoma County since 2002 and currently serves as the Co-Chair of The Healdsburg School’s Board of Trustees. Mr. Forgue is not related to any of our executive officers or directors.

Compensation Discussion and Analysis

The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act.

The compensation of Mr. Hurst, our Chief Executive Officer, Mr. Forgue, our Chief Financial Officer and Chief Operations Officer and Officer identified in our Summary Compensation Table, who we refer to as named executive officers (“NEOs”) consists of a combination of base salary, bonuses, other benefits and equity-based compensation.

During 2015, none of our executive officers served pursuant to a written or oral employment agreement.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or awarded by us to our NEOs for the last two fiscal years (in thousands):

Name and Principal Position	Year	Salary	Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
		($)	($)		($)		($)		($)	($)		($)
Philip L. Hurst, Co-Founder, President and	2015	232	-		-		-		-	11	(6)	243
Chief Executive Officer	2014	210	63	(1)	-		-		-	11	(7)	284
Paul Forgue, Chief Financial Officer and	2015	233	50	(2)	-		-		-	-		283
Chief Operations Officer	2014	6	4	(3)	438	(4)	405	(5)	-	-		853

(1)	The amount in this column represents $52,500 bonus paid in fiscal 2014 and a $10,000 bonus earned but not paid in fiscal 2014.

(2)	This amount in this column represents a $49,620 bonus earned in fiscal 2015 but not paid in fiscal 2015.

(3)	The amount in this column represents a $3,500 bonus earned in fiscal 2014 but not paid in fiscal 2014.

(4)	The amount in this column represents the aggregate grant date fair value of restricted stock units computed in accordance with ASC 718 — Stock Compensation (“ASC 718”) and does not reflect compensation actually received by the NEO. The restricted stock units was granted on June 25, 2014 under our 2012 Stock Incentive Plan (“2012 Plan”), vests annually over four years from the date of grant and is subject to change in control vesting.

(5)	The amount in this column represents the aggregate grant fair value of stock options granted computed in accordance with ASC 718 and does not reflect compensation actually received by the NEO. For additional information on the valuation assumptions with respect to the expense, refer to the Note 12 – Stock Based Compensation to our consolidated financial statements in Form 10-K for the year ended June 30, 2014, as filed with the SEC. The stock option was granted on June 25, 2014 under our 2012 Plan, vests annually over four years from the date of grant and is subject to change in control vesting.

(6)	This column includes an automobile allowance of $900 a month paid in fiscal 2015.

(7)	This column includes an automobile allowance of $900 a month paid in fiscal 2014.

Executive Annual Cash Incentive Compensation Program

On November 9, 2014, the Board approved an Executive Annual Incentive Compensation Plan which was designed by the Compensation Committee with the assistance of Pearl Meyer & Partners. The Plan established for the 2015 fiscal year provides for the possibility of cash bonus payments to six key employees based on achievement of Net Sales and EBITDA results measured against targets established by the Board. The purpose of the plan is to align executive and shareholder interests while offering a competitive pay opportunity to attract top talented employees. The plan emphasizes accountability for achieving strategic business objectives and the ability to reward individual results and contributions.

The Plan allows for the Compensation Committee to exercise discretion to adjust bonus payments based on the business results for the year. Despite achieving Net Sales within plan parameters, the Compensation Committee determined that there would be no payments made pursuant to the plan due to overall Company performance.

Pension Benefits and Nonqualified Deferred Compensation

During the fiscal year ended June 30, 2015, we did not have any plans in place for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax qualified deferred contribution plans and nonqualified deferred contribution plans.

Grants of Plan-Based Awards in Fiscal 2015

The following table summarizes our awards made to our NEO under our 2012 Stock Incentive Plan (“the “2012 Plan”) during the fiscal year ended June 30, 2015 (in thousands, except share data):

Name	Grant Date	Estimated Future payouts under non-equity incentive plan awards ($)	Estimated future payouts under equity incentive plan awards (#)			All other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Shares of Stock or Unit (#) (2)	Exercise Price of Option Awards ($)	Grant Date Of Fair Value of Stock and Option Awards
		Target	Threshold	Target	Maximum
Paul Forgue, Chief Financial Officer and Chief Operations Officer	6/25/2014	NA	NA	NA	NA	87,500	150,000	5.00	841

(1)	The amount represents the aggregate grant date fair value of restricted stock unit award computed in accordance with ASC 718 and does not reflect compensation actually received by the NEO. The restricted stock was granted on June 25, 2014 under our 2012 Plan, vests annually over four years beginning on the date of grant and is subject to change in control vesting and continued employment. There can be no assurance that any stock awards will be earned or vest, or that the value upon issuance of the underlying shares will approximate the aggregate grant date fair value determined under ASC 718.

(2)	The amount in this column represents the aggregate grant fair value of stock options granted computed in accordance with ASC 718 and does not reflect compensation actually received by the NEO. For additional information on the valuation assumptions with respect to the expense, refer to the Note 12 — Stock Based Compensation to our consolidated financial statements in Form 10-K for the year ended June 30, 2014, as filed with the SEC. The stock option was granted on June 25, 2014 under our 2012 Plan, vests annually over four years from the date of grant and is subject to change in control vesting and continued employment

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding grants of plan-based awards in fiscal year 2015 to the below NEO under our 2012 Plan:

	Option Awards				Restricted Stock Units
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Not Vested (#)	Market Value of Shares($)(000’s)
Paul Forgue, Chief Financial Officer and Chief Operations Officer	37,500	112,500	5.00	6/25/2024	65,625	150

Restricted Stock Vested During Fiscal 2015

The following table sets forth information concerning the restricted stock award that vested to the below NEO during fiscal 2015, including the value they realized on such vesting (in thousands, except share data):

	Restricted Stock Units
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul Forgue	21,875	51

Securities Authorized for Issuance Under Equity Compensation Plans

Information relating to the securities authorized for issuance under equity compensation plans is set forth below:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by stockholders	220,000	$4.35	410,371
2012 Stock Incentive Plan not approved by stockholders	-	-	-
Total	220,000	$4.35	410,371

Administration

Our Board of Directors or a committee of our Board of Directors will administer the 2012 Plan. In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code the committee will consist of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator will have the power to determine and interpret the terms and conditions of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards and the form of consideration payable upon exercise. The administrator also will have the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered or cancelled in exchange for other awards of the same type (which may have higher or lower exercise prices) or awards of a different type.

Stock Options

The 2012 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any parent or subsidiary of ours. Non-qualified stock options may be granted to our employees, directors, and consultants and those of any parent or subsidiary of ours. The exercise price of all options granted under the 2012 Plan must at least be equal to the fair market value of our Class A common stock on the date of grant. The term of an incentive stock option may not exceed ten (10) years, except that with respect to any employee who owns more than ten percent (10%) of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five (5) years, and the exercise price must equal at least one hundred ten percent (110%) of the fair market value on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

On June 25, 2014, we granted stock options to Mr. Forgue, our Chief Financial Officer and Chief Operations Officer, which vest annually over four years and had a fair value at date of grant of $0.4 million. Equity compensation is expensed in our consolidated financial results of operations over the vesting period.

Stock Appreciation Rights

The 2012 Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Class A common stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Class A common stock, or a combination thereof, except that the base appreciation amount for the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than one hundred percent (100%) of the fair market value per share on the date of grant. After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

Restricted Stock Awards

The 2012 Plan allows for the grant of restricted stock. Restricted stock awards are shares of our Class A common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions on vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

On February 4, 2013, we made a grant of shares of restricted stock to Kevin Shaw, an independent contractor who serves as our creative director. The award vests over three years, and had a fair value at the time of grant of $940,000 of which 140,000 shares have vested. Equity instruments issued to non-employees are accounted for in accordance with FASB ASC Topic 505-50, Equity Based Payments to Non-Employees. Equity instruments issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic market adjustments as the underlying equity instruments vest. The equity compensation is expensed in our consolidated financial results of operations over the vesting period.

On December 9, 2013, we granted shares of restricted stock to certain directors of our company which vests over three years and has a fair value at date of grant of $0.03 million. As of December 31, 2014, we reduced the vesting term to two years to match the director’s term. Equity compensation is expensed in our consolidated financial results of operations over the vesting period.

On December 15, 2014, we granted shares of restricted stock to certain directors of our company which vested immediately upon grant and had a fair value at date of grant of $0.05 million. Equity compensation is expensed in our consolidated financial results of operations over the vesting period.

On December 15, 2014, we granted shares of restricted stock to certain directors of our company which vests over one year and has a fair value at date of grant of $0.05 million. Equity compensation is expensed in our consolidated financial results of operations over the vesting period.

On December 15, 2014, we granted shares of restricted stock to a director of our company which vests over three years and has a fair value at date of grant of $0.03 million. Equity compensation is expensed in our consolidated financial results of operations over the vesting period.

Restricted Stock Units

The 2012 Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our Class A common stock or other securities, or a combination thereof.

On June 25, 2014, we granted restricted stock units to Paul Forgue, our Chief Financial Officer and Chief Operations Officer which vests annually over four years and had a fair value at date of grant of $0.4 million. Equity compensation is expensed in our consolidated financial results of operations over the vesting period.

Dividend Equivalent Rights

The 2012 Plan allows for the grant of dividend equivalent rights. Dividend equivalent rights are awards that entitle the recipients to compensation measured by the dividends we pay with respect to our Class A common stock.

Transferability of Awards

The 2012 Plan allows for the transfer of awards under the 2012 Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2012 Plan, the administrator will make adjustments to one or more of the number or class of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2012 Plan, and any other terms that the administrator determines require adjustment. In the event of our complete liquidation or dissolution, all outstanding awards will terminate immediately upon the consummation of such transaction.

Corporate Transactions and Changes in Control

The 2012 Plan provides that in the event of a corporate transaction, as defined in the 2012 Plan, each outstanding award will terminate upon the consummation of the corporate transaction to the extent that such awards are not assumed by the acquiring or succeeding corporation. Prior to or upon the consummation of a corporate transaction or a change in control, as defined in the 2012 Plan, an outstanding award may vest, in whole or in part, to the extent provided in the award agreement or as determined by the administrator in its discretion. The administrator may condition the vesting of an award upon the subsequent termination of the recipient’s service or employment within a specified period of time following the consummation of a corporate transaction or change in control. The administrator will not be required to treat all awards similarly in the event of a corporate transaction or change in control.

Plan Amendments and Termination

The 2012 Plan will automatically terminate ten (10) years following the date it becomes effective, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend or terminate the 2012 Plan provided such action does not impair the rights under any outstanding award unless mutually agreed to in writing by the recipient and us.

Employment, Severance and Change-in-Control Arrangements

Currently none of our NEOs serve pursuant to a written or oral employment agreement. Mr. Forgue’s compensation package is as follows:

•	an annual base salary of $275,000

If Mr. Forgue’s employment is terminated by us without “good cause” or by Mr. Forgue for “good reason”, Mr. Forgue will be entitled to all compensation earned and all benefits and reimbursements due through the effective date of termination. If upon such a termination, Mr. Forgue executes a general release of claims, he will also be entitled to the following:

•	a lump sum severance payment equal to six months of the month salary rate in effect;

•	payment of six months of COBRA continuation coverage; and

•	acceleration of all of Mr. Forgue’s outstanding equity awards that are not otherwise exercisable.

Advisory Vote on Executive Compensation

As an emerging growth company, we are not required to hold a non-binding advisory vote (“say-on-pay vote”) on the compensation of our named executive officers.

Limitations of Liability and Indemnification Matters

Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law. We also make available standard life insurance and accidental death and disability insurance policies to our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Class A and Class B common stock as of June 30, 2015 (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of our Class A common stock, (ii) by each of our directors, (iii) by each of our Executive Officers, and (iv) by all directors and executive officers as a group.

The table is based upon information supplied by directors, officers and principal stockholders. Applicable percentage ownership for each stockholder is based on 4,010,120 shares of Class A common stock and 8 shares of Class B Common Stock, outstanding as of June 30, 2015, together with applicable vested restricted stock units for such stockholders. Beneficial ownership is determined in accordance with Securities Exchange Commission (“SEC”) rules and generally includes voting or investment power with respect to securities, subject to community property laws where applicable. Shares of common stock subject to restricted stock awards are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not treated as outstanding for computing the percentage ownership of any other person.

Name and Address	Class A Common Stock	Class B Common Stock	Class A Percentage of Shares Beneficially Owned	Class B Percentage of Shares Beneficially Owned
BARD ASSOCIATES	234,200	-	5.84%	-
NORTHPOINTE CAPITAL, LLC	261,525	-	6.52%	-
NORTH STAR INVESTMENT MANAGEMENT CORPORATION	871,200	-	21.73%	-
AWM IINVESTMENT INC	313,000	-	7.81%	-
1987-1988 RICHARD C. BLUM IRREVOCABLE CHILDREN’S TRUST	680,000	-	16.96%	-
TWINLEAF	245,000	-	6.11%	-

Directors and Officers
MARCUS BENEDETTI	-	-	-	-
DANIEL A. CARROLL	38,700	1	0.97%	13%
HEATH E. DOLAN	34,000	1	0.85%	13%
PAUL E. DOLAN	34,000	1	0.85%	13%
PAUL FORGUE	12,155	-	0.30%	-
JOHN D FRUTH	5,377	-	0.13%	-
BARRIE GRAHAM	23,625	1	0.59%	13%
PHILLIP L. HURST	440	1	0.01%	13%
JAMES F. VERHEY	6,048	-	0.15%	-
All directors and executive officers as a group (9 persons)	154,345	5	3.85%	65%

Audit Matters

Audit Committee Report

Following is the report of the Audit Committee with respect to the Company’s audited consolidated balance sheets as of June 30, 2015 and 2014, and the related consolidated statements of operations, contributed capital, stockholders’ and members’ equity, and cash flows for the years then ended and the notes thereto.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management of the Company and with the Company’s independent registered public accounting firm, Burr Pilger Mayer, Inc.

The Audit Committee has discussed with Burr Pilger Mayer, Inc. those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Burr Pilger Mayer, Inc. required by the applicable requirements of the PCAOB regarding the communications of Burr Pilger Mayer, Inc. with the Audit Committee concerning the accountant’s independence, and has discussed with Burr Pilger Mayer, Inc. its independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2015.

Audit Committee of the Board of Directors

James F. Verhey (Chairman)

John D. Fruth

Daniel A. Carroll

Independent Registered Public Accountants

The following table sets forth the aggregate amount of various professional fees billed by our principal accountants (in thousands):

	Years Ended June 30,
	2015	2014
Audit fees(1)(2)	$371	$380
Audit related fees(3)	-	6
Total Fees	$371	$386

(1)	All audit fees are approved by the Board of Directors. For the fiscal years ended June 30, 2015 and 2014, Burr Pilger Mayer, Inc served as our independent accountant.
(2)	Fees for audit services billed in fiscal years ended June 30, 2015 and 2014 are related to professional services for audits of our consolidated financial statement and reviews of our interim condensed consolidated financial statements.
(3)	Fees for audit-related services billed for the fiscal year ended June 30, 2014 were for our shelf registration.

The following table sets forth the aggregate amount of professional tax fees billed by our independent tax accountants (in thousands):

	Years Ended June 30,
	2015	2014
Tax fees(1)(2)	$111	$106
Tax fees(1)(3)	3	-
	$114	$106

(1)	All tax fees are approved by the Audit Committee of the Board of Directors.
(2)	Fees for tax services billed in fiscal year ended June 30, 2015 and 2014 are related to tax services performed by Deloitte.
(3)	Fee for taxes services billed in the fiscal year ended June 30, 2015 performed by Burr, Pilger Mayer, Inc.

Pre-Approval Policies and Procedures

Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee Charter. The Audit Committee pre-approves all services performed by Burr Pilger Mayer, Inc. and discloses such fees under the headings “Audit-Related Fees.” The Audit Committee considers whether the provision of the services disclosed under the headings “Audit-Related Fees” is compatible with maintaining Burr Pilger Mayer, Inc.’s independence and has so determined that the services provided by Burr Pilger Mayer, Inc. are compatible with maintaining Burr Pilger Mayer, Inc.’s independence. The Audit Committee pre-approved audit services provided to us by Burr Pilger Mayer, Inc. in fiscal year 2015.

The Audit Committee pre-approves all services performed by Deloitte and Burr, Pilger Mayer, Inc and discloses such fees under the headings “Tax Fees.” The Audit Committee pre-approved tax services provided to us by Deloitte and Burr, Pilger Mayer, Inc in fiscal year 2015.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of our Board of Directors has selected Burr Pilger Mayer, Inc., as our independent registered public accountants for the year ending June 30, 2016, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of Burr Pilger Mayer, Inc. is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Burr Pilger Mayer, Inc. as our independent registered public accountants for the year ending June 30, 2016, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BURR PILGER MAYER, INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2016.

Policies and Procedures Regarding Related Party Transactions

Our Board of Directors reviews related party transactions for potential conflict of interest issues. Our Board of Directors has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us or a related person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Grape and Bulk Wine Agreements

We enter into grape and bulk wine purchase agreements from time to time with entities in which our executives and/or founders have financial interests.  We have entered into such arrangements with:

•	Ghianda Rose Vineyard, which is owned by Diana Fetzer, wife of Paul E. Dolan, III a member of our board of directors.

•	Gobbi Street Vineyards, which is partly owned by Diana Fetzer, and Paul E. Dolan, III’s daughter, Nya Kusakabe.

•	Dark Horse Farming Company, which is owned Paul E. Dolan III (50%), Heath E. Dolan (25%) and Jason Dolan (25%). Paul E. Dolan III and Heath E. Dolan are directors of the LLC and Truett-Hurst, Inc. Jason Dolan is the brother of Heath E. Dolan.

We believe these arrangements reflect substantially the same market terms we would receive in transactions with unaffiliated third parties. However, if we fail to receive market terms for these transactions or other similar transactions in the future, our profits could be reduced.

Security Agreements and Limited Guaranties

In connection with our entry into the Bank of the West Loan on July 16, 2012, certain of our executive officers, as well as certain trusts and other entities under their respective control, had entered into guarantee agreements. A number of these guarantees were modified when we renewed our loans with Bank of the West on July 15, 2015. When the guarantees were modified the limited guaranty from the Hambrecht Trust and the unlimited guaranty from Hambrecht Wine Group were released. The guarantees in place as of July 15, 2015 are described below.

Limited Guaranty – Hurst Trust: On July 15, 2015, the Hurst Trust , a member of the LLC, and Phillip L. Hurst , director and CEO of the LLC and Truett-Hurst, Inc. and a co-trustee of the Hurst Trust, entered into a Limited Guaranty pursuant to which the Hurst Trust and Mr. Hurst, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of the Hurst Trust and Mr. Hurst, as guarantor, is limited to 61% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty – Dolan 2005 Trust: On July 15, 2015, the Dolan 2005 Trust, a member of the LLC, and Heath E. Dolan, a director of the LLC and Truett-Hurst, Inc. and a co-trustee of the Dolan 2005 Trust, entered into a Limited Guaranty pursuant to which the Dolan 2005 Trust and Mr. Dolan, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of the Dolan 2005 Trust and Mr. Dolan, as guarantor, is limited to 23% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty – Dolan 2003 Trust: On July 15, 2015, the Dolan 2003 Trust, a member of the LLC, and Paul E. Dolan, III , a director of the LLC and Truett-Hurst, Inc. and trustee of the Dolan 2003 Trust, entered into a Limited Guaranty pursuant to which the Dolan 2003 Trust and Mr. Dolan, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of the Dolan 2003 Trust and Mr. Dolan, as guarantor, is limited to 23% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty – Carroll-Obremskey Trust: On July 15, 2015, the Carroll-Obremskey Trust, a member of the LLC, and Daniel A. Carroll, a director of the LLC and Truett-Hurst, Inc. and a co-trustee of the Carroll-Obremskey Trust, entered into a Limited Guaranty pursuant to which the Carroll-Obremskey Trust and Mr. Carroll, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of the Carroll-Obremskey Trust and Mr. Carroll, as guarantor, is limited to 48% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Notes Payable

In May 2012, we executed a $0.2 million secured promissory note payable to Mark De Meulenaere, a member of the LLC, in connection with our repurchase of his Put Interest.  The note bore interest at 4.5% per annum and was payable monthly in principal and interest payments of $6,245 (not in thousands), with the entire principal balance due and paid in full on May 3, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as the Reporting Persons, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended June 30, 2015 and written representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended June 30, 2015, were timely filed.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2016 proxy statement, your proposal must be received by us no later than April 9, 2016, and must otherwise comply with Rule 14a-8. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Other Proposals and Nominations. For proposals not made in accordance with Rule 14a-8, pursuant to Rule 14a-4(c), in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to our Corporate Secretary at our principal offices no later than April 9, 2016. If notice of any stockholder proposal is received after April 9, 2016, then the notice will be considered untimely and we are not required to present such proposal at the 2016 Annual Meeting, and then the persons named in proxies solicited by our Board of Directors for the 2016 Annual Meeting may exercise discretionary voting power with respect to such proposal. You may write to our Corporate Secretary at our principal executive offices, Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, and Attention: Corporate Secretary, to deliver the notices discussed above.

Proxy Solicitation Costs

The enclosed proxy is being solicited by the Board of Directors of the Company.  We will bear the entire cost of solicitation of proxies on behalf of the Company, including preparation, assembly, printing and mailing of this Proxy Statement, the enclosed proxy card, the enclosed annual report for calendar year 2015, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, Attention: Investor Relations, or contact Investor Relations by telephone at 707.431.4436. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Annual Report on Form 10-K

We will provide to any stockholder without charge a copy of our 2015 annual report on Form 10-K upon written request to our Corporate Secretary at Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California, 95448. Our annual report booklet and this proxy statement are also available online at www.truetthurstinc.com.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.

Whether or not you plan to attend the Annual Meeting, please cast your vote online, via telephone, or complete, date, sign and promptly return the enclosed proxy card or voting instruction card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR ITS APPENDICES TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER XX, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By order of the Board of Directors

/s/ Phillip L. Hurst

Phillip L. Hurst

Chief Executive Officer

Healdsburg, California

APPENDIX A

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TRUETT-HURST, INC.

Truett-Hurst, Inc.
Proxy for 2015 Annual Meeting of Stockholders
November 20, 2015

(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

ANNUAL MEETING OF STOCKHOLDERS OF

TRUETT-HURST, INC.

November 20, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18382

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000000000 0 112015

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2 .
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To re-elect James F. Verhey and John D. Fruth as Class III directors of Truett-Hurst, Inc., to serve for three years and until their successors have been elected and qualified, or until his earlier death, resignation or removal:

NOMINEES:

☐ **FOR ALL NOMINEES**

○ James F. Verhey — Class III director
○ John D. Fruth — Class III director

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1 and "FOR" Proposal 2.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

TRUETT-HURST, INC.

Proxy for Annual Meeting of Stockholders on November 20, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Phillip L. Hurst and Paul Forgue as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Truett-Hurst, Inc. held of record by the undersigned at the close of business on September 30, 2015 at the Annual Meeting of Stockholders to be held on Friday, November 20, 2015 at 10:00 a.m. Pacific Time at the VML Winery Conference Room located at 4035 Westside Road, Healdsburg, CA 95448, and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

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